Exhibit 4.1
                                                                     -----------

                        NATIONAL TECHNICAL SYSTEMS, INC.
                             2002 STOCK OPTION PLAN
                             ----------------------

      1. Purpose of the Plan. The purpose of this Plan is to offer certain Service Providers the opportunity to acquire a proprietary interest in the Company by the grant of options to purchase Common Stock. Through the Plan, the Company and its Affiliates seek to attract, motivate, and retain highly competent persons. The success of the Company and its Affiliates are dependent upon the efforts of these persons. An Option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

      2.   Definitions.

           "Administrator" shall mean the Board or any one of the Committees.

           "Affiliate" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

           "APB 25" shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

           "Board" shall mean the Board of Directors of the Company.

           "Cause" shall have the meaning given to it under California law, as interpreted by the Administrator.

           "Change in Control" shall mean: (i) the acquisition by any entity, person, or group (other than the Company, any one of its Affiliates, or an employee benefit plan maintained by the Company or any one of its Affiliates) of beneficial ownership of 50% or more of the outstanding voting stock (other than preferred stock) of the Company; (ii) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by the purchase of stock or assets, or by merger, or otherwise; or (iii) the election during any period of 24 months or less of 50% or more of the members of the Board without the approval of the nomination of such members by a majority of the Board consisting of members who were serving at the beginning of such period.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Committee" shall mean a committee appointed by the Board in accordance with Section 3 below.

           "Common Stock" shall mean the common stock of the Company.

           "Company" shall mean National Technical Systems, Inc.


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           "Consultant"  shall mean any natural  person who  performs  bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

           "Date of Exercise" shall mean the date on which the Company shall have received written notice of the Option exercise accompanied by the Exercise Price.

           "Date  of  Grant"  shall  mean  the  effective   date  on  which  the
Administrator grants an Option to an Optionee.

           "Disability" shall mean total and permanent  disability as defined in
Section 22(e)(3) of the Code.

           "Employee" shall mean any individual who is a common-law employee of the Company or an Affiliate.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Exercise Price" shall mean the exercise price of a share of Optioned Stock.

           "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

              (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              (ii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

            "FASB" shall mean the Financial Accounting Standards Board.

            "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            "Mature Shares" shall mean Shares that had been held by the Optionee for a meaningful period of time such as six months or such other period of time that is consistent with FASB's interpretation of APB 25.


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            "Non-Employee  Director"  shall  mean a  non-employee  member of the
Board.

            "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            "Option" shall mean a stock option granted pursuant to the Plan.

            "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

            "Optioned Stock" shall mean the Common Stock subject to an Option.

            "Optionee" shall mean a person to whom an Option is granted pursuant to the Plan or, if applicable, such person who holds an outstanding Option.

            "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

            "Plan" shall mean the National Technical Systems, Inc. 2002 Stock Option Plan.

            "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Service" shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

            "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

            "Share" shall mean a share of Common Stock.


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


            "Taxes" shall mean the federal, state, and local income and employment tax liabilities incurred by the Optionee in connection with his/her Options.

            "10% Shareholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

            "Termination Date" shall mean the date on which an Optionee's Service terminates, as determined by the Administrator in its sole discretion.

      3.   Administration of the Plan.

              (a) Administration by Board. The Plan shall be administered by the Board or a committee appointed by the Board.

              (b) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

                   (i) Section 162(m). To the extent that the Administrator determines that it is desirable to qualify Options as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                   (ii)  Rule  16b-3.   To  the  extent   desirable  to  qualify
      transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                   (iii) Other Administration. Other than as provided for above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy applicable laws.

              (c) Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

                   (i) to determine the Fair Market Value of the Common Stock;

                   (ii) to select the Service Providers to whom Options may, from time to time, be granted under the Plan;

                   (iii) to determine whether and to what extent Options are granted under the Plan;


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


                   (iv) to determine the number of Shares that are covered by an Option;

                   (v) to approve the terms of the Option Agreements;

                   (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when the Option may be exercised, any vesting acceleration, and any restriction or limitation regarding the Option or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                   (vii) to  determine  the method of  payment  of the  Exercise
      Price;

                   (viii) to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option;

                   (ix) to delegate to others responsibilities to assist in administering the Plan; and

                   (x) to construe and interpret the terms of the Plan, Option Agreements, and any other documents related to the Options.

              (d) Effect of Administrator's Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Optionees whether or not such Optionees are similarly situated.

              (e) Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.


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


      4.   Stock Subject To The Plan.

              (a) Basic Limitation. The total number of Shares subject to issuance under the Plan may not exceed 1,000,000 subject to adjustments as provided for in the Plan.

              (b) Source of Shares. Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Shares, or Shares purchased by the Company on the open market.

              (c) Additional Shares. In the event that any outstanding Option expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 1,000,000 Shares, subject to adjustment, pursuant to Section 8 below.

      5.   Eligibility.

              (a) Eligibility for Options. The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

              (b) Section 162(m) Limitation. No Employee may be granted (in any calendar year) Options to purchase more than 100,000 Shares, subject to adjustment, pursuant to Section 8 below.

              (c) Consultants. A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

      6. Option Terms. Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement


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

shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

              (a) Exercise Price.

                   (i) The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

                   (ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist of (A) cash, (B) check,
      (C) Mature Shares, or (D) any other form of legal consideration that is acceptable to the Administrator.

              (b) Vesting. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

              (c) Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

              (d) Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(ii) above.

              (e) Effect of Termination of Service.

                   (i) Termination of Service. Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                   (ii) Disability of Optionee. In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months


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

      following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                   (iii) Death of Optionee. In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

                   (iv) Cause. In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date, unless otherwise determined by the Administrator.

                   (v)  The  Administrator   shall  have  complete   discretion,
      exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

                        (A) extend the period of time for which the Option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or

                        (B) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.


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


              (f) Shareholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 8 below.

              (g) Non-transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      7. Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

              (a) Eligibility. Incentive Stock Options may only be granted to Employees.

              (b) Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided in Section 7(d) below.

              (c) Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

              (d) 10% Shareholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.


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


              (e) Change in Status. In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

              (f) Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

      8.   Adjustments Upon Changes in Capitalization.

              (a) Changes in Capitalization. The number of Shares covered by each outstanding Option, the number of Shares which have been authorized for which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of Shares which may be optioned to an Employee in any year, and the Exercise Price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and any successor thereof. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

              (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for an Optionee to fully vest in his/her Option. To the extent it has not been previously exercised, an Option will terminate upon termination or liquidation of the Company.

      9.   Change in Control.

              (a) Except as otherwise provided for in the Optionee's Option Agreement, in the event of a Change in Control, the Company and the successor corporation, if any, may agree (without the Optionee's consent):


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


                   (i) that, subject to Subsection (b) below, all Options that are outstanding on the date that immediately precedes the date of the Change in Control shall become exercisable on the date that immediately precedes the date of the Change in Control and the Administrator shall notify the Optionees of their Options' exercisability at least 21 days prior to the date of the Change in Control so that the Optionees can decide whether or not to exercise their Options on the date that immediately precedes the date of the Change in Control. Effective as of the date of the Change in Control, the Plan shall terminate and all unexercised Options shall be cancelled;

                   (ii) to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control without the payment of any consideration; provided, however, that the Company shall notify the Optionees of their Options' cancellation at least 21 days prior to the date of the Change in Control so that the Optionees can exercise those Options that are otherwise exercisable before they are cancelled;

                   (iii) that the successor corporation or its parent shall assume the Plan and all outstanding Options effective as of the date of the Change in Control;

                   (iv) to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control and replace such Options with comparable options in the successor corporation or parent thereof (the determination of comparability shall be made by the Administrator, and its determination shall be final, binding, and conclusive);

                   (v) to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control and, subject to Subsection (b) below, deliver to the Optionee in lieu thereof the difference between the Fair Market Value of a Share on the date of the Change in Control and the Exercise Price of the Optionee's Option, multiplied by the number of Shares to which the Option relates; or

                   (vi) to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control and deliver to the Optionee in lieu thereof the difference between the Fair Market Value of a Share on the date of the Change in Control and the Exercise Price of the Optionee's Option, multiplied by the number of vested Shares that the Optionee would have received had he/she exercised the Option.

              (b) Notwithstanding the foregoing, no acceleration of exercisability or payment shall occur under Subsection (a) above to the extent that such acceleration or payment would, after taking into account any other payments in the nature of compensation to which the Optionee would have a right to receive from the Company and any other Person contingent upon the occurrence

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

of such Change in Control, result in a "parachute payment" as defined in Section 280G(b)(2) of the Code.

              (c) The outstanding Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      10. Cancellation and Regrant of Options. The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options and to grant in substitution new Options covering the same or a different number of Shares but with an Exercise Price per Share based on the Fair Market Value per Share on the new Date of Grant of the Option.

      11.  Tax Withholding.

              (a) The Company's obligation to deliver Shares upon the exercise of Options shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

              (b) The Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Options or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

                   (i) Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates.

                   (ii) Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised, one or more Shares previously acquired by such holder (other than in connection with the Option exercise or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates.

      12. Effective Date and Term of the Plan. The Plan shall become effective as of April 12, 2002, the date of its adoption by the Board, subject to ratification by the shareholders of the Company within 12 months of the adoption date. Unless sooner terminated by the Administrator, the Plan shall continue until the day prior to the tenth anniversary of the date on which the Board adopted the Plan or the date on which the shareholders of the Company approved the Plan, which ever is earlier. When the Plan terminates, no Options shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Option previously granted under the Plan.

      13. Time of Granting Options. The Date of Grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination to grant such Option, or such other date as determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable period of time after the date of such grant.

      14.  Amendment and Termination of the Plan.

              (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

              (b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

      15.  Regulatory Approvals.

              (a) The implementation of the Plan, the granting of any Option and the issuance of any Shares upon the exercise of any granted Option shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it, and the Shares issued pursuant to it.

              (b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading (if any).

      16. No Employment/Service Rights. Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

      17. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange or national market system upon which the Common Stock is then listed or traded.

      18. Governing Law. This Plan shall be governed by California law, applied without regard to conflict of law principles.



      IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan effective as of April 12, 2002.

                                    NATIONAL TECHNICAL SYSTEMS, INC.



                                    By:  __________________________________

                                    Its:  __________________________________